Exhibit 10.1
BURFORD CAPITAL LIMITED
2025 OMNIBUS INCENTIVE COMPENSATION PLAN
SECTION 1. Purpose. The purpose of this 2025 Omnibus Incentive Compensation Plan (as amended, supplemented or otherwise modified from time to time, the “Plan”) is to give the Company (as defined below) a competitive advantage in attracting, retaining, awarding and motivating officers, directors, employees and independent contractors, to enable such individuals to participate in the long-term growth and financial success of the Company and to provide the Company and its Affiliates (as defined below) with a share plan providing incentives directly linked to shareholder value. The Plan is intended to replace the Prior Plan (as defined below), which shall be automatically terminated and replaced and superseded by the Plan on the Effective Date (as defined below). Notwithstanding the foregoing, any awards granted under the Prior Plan shall remain in effect pursuant to their terms.
SECTION 2. Definitions. Certain defined terms used herein have definitions ascribed to them in the first instance in which they are used. In addition, for purposes of the Plan, the following terms shall have the meanings set forth below:
“Affiliate” means, with respect to a specified entity, (a) any other entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any other entity in which the specified entity has a significant equity interest, in either case, as determined by the Committee.
“Applicable Exchange” means (a) the New York Stock Exchange, (b) AIM, a market operated by the London Stock Exchange, or (c) any other public stock market, exchange or quotation system on which the Shares may be listed or quoted.
“Applicable Law” means legal requirements relating to the Plan under corporate laws of Guernsey, U.S. federal and state securities law, the Code, the rules and regulations of the Applicable Exchange, generally accepted accounting principles or international financial reporting standards and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted, including, in each case, any published administrative guidance or position.
“Award” means any award that is permitted and granted under the Plan.
“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing an Award, which may (but need not) require execution or acknowledgment by a Participant.
“Board” means the board of directors of the Company.
“Cause” shall have the meaning ascribed to such term (or term of like import) in the Participant’s Individual Agreement or, if the Participant is not a party to any Individual Agreement or if such term (or term of like import) is not included in the Participant’s Individual Agreement, means (a) misuse of the Company’s or one of its Affiliates’ trade secrets or other confidential or proprietary information, or any trade secrets or other confidential or propriety information of any third party that is entrusted to the Company or any of its Affiliates, including of any client, customer, supplier or applicable governmental agency or authority; (b) conviction of or plea of nolo contendere to fraud, embezzlement, a felony or equivalent crime in any non-U.S. jurisdiction, or any other crime involving moral turpitude; (c) committing an act of fraud or embezzlement against the Company or any of its Affiliates; (d) gross negligence or willful misconduct in the performance of the Participant’s duties that has had or will have a material adverse effect on the Company or any of its Affiliates’ reputation or business; (e) breach of any Individual Agreement, which breach causes material harm to the Company or any of its Affiliates; (f) failure to comply with the Company’s or any of its Affiliates’ written policies or rules, which failure causes, or could cause, material harm to the Company or any of its Affiliates; (g)

willful failure to perform the Participant’s assigned duties; or (h) failure to cooperate in good faith with a governmental or internal investigation of the Company, any of its Affiliates or any of their respective directors, officers or employees, if the Company or its applicable Affiliate has requested the Participant’s cooperation.
“Change of Control” means the occurrence of any of the following events:
(i) during any period of twenty-four (24) consecutive calendar months, Directors on the first day of such period (such members, the “Incumbent Directors”) cease for any reason to constitute a majority of the Directors; provided, however, that any individual becoming a member of the Board subsequent to the first day of such period whose election, appointment or nomination for election, by the Company’s shareholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of, or in connection with, (A) an actual or threatened proxy contest with respect to the election or removal of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of any Person or Persons (whether or not acting in concert) other than the Board or (B) agreement with any Person or Persons (whether or not acting in concert) to avoid or settle any such contest or solicitation;
(ii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable (a “Reorganization”) or (B) the sale, transfer or other similar disposition for value of all or substantially all the assets of the Company and its Subsidiaries to any Person or Persons (other than (1) any disposition to an Affiliate of the Company or (2) any dividend or distribution of assets (including the stock of an Affiliate of the Company)) (a “Sale”), unless, immediately following such Reorganization or Sale, (1) all or substantially all Persons who were the “beneficial owners” (as used in Rule 13d-3 under the Exchange Act) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same relative proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any entity controlled by the Continuing Company) beneficially owns, directly or indirectly, fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Continuing Company and (3) at least a majority of the members of the board of directors of the Continuing Company (or equivalent governing body) were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization;
(iii) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in clause (ii) above that does not otherwise constitute a Change of Control; or
(iv) any Person becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company Voting Securities; provided, however, that, for purposes of this clause (iv), the following acquisitions shall not constitute a Change of Control: any acquisition (w) by, or directly from, the Company, (x) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates, (y) by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) pursuant to a Reorganization that does not constitute a Change of Control for purposes of clause (ii) above.
“Clawback Policy” shall have the meaning specified in Section 9(n).
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
“Committee” means the compensation committee of the Board or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan.
“Company” means Burford Capital Limited, a non-cellular company limited by shares incorporated and registered in Guernsey under the Companies (Guernsey) Law, 2008 (as amended), or any successor thereto.
“Covered Person” shall have the meaning specified in Section 3(c).
“Director” means any non-employee member of the Board, but solely in his or her capacity as such a member of the Board.
“Director Pay Limit” shall have the meaning specified in Section 4(c).
“Disability” shall have the meaning ascribed to such term (or term of like import) in the Participant’s Individual Agreement or, if the Participant is not a party to an Individual Agreement or if such term (or term of like import) is not included in the Participant’s Individual Agreement, shall have the meaning set forth in the applicable Award Agreement or, if not defined therein, means a Participant’s inability to perform, with reasonable accommodation, the essential functions of the Participant’s position for a total of six (6) months during any twelve (12)-month period, as a result of incapacity due to mental or physical illness as determined by a physician selected by the Company.
“DSU” means a deferred share unit that is granted under Section 6(d) and that represents an unfunded and unsecured promise to deliver Shares, but is not subject to vesting conditions in accordance with the terms of the applicable Award Agreement.
“Effective Date” shall have the meaning specified in Section 11.
“Eligible Person” shall mean any officer, employee, director or independent contractor of the Company or any of its Affiliates.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
“Exercise Price” means (a) in the case of each Option, the price specified in the applicable Award Agreement as the price per Share at which Shares may be purchased pursuant to such Option or (b) in the case of each SAR, the price specified in the applicable Award Agreement as the reference price per Share used to calculate the amount payable to the Participant pursuant to such SAR.
“Expiration Date” shall have the meaning specified in Section 11.
“Fair Market Value” means, except as otherwise provided in the applicable Award Agreement or determined by the Committee, (a) with respect to any property other than the Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (b) with respect to Options and SARs and for purposes of Section 9(d)(ii), as of any date, (i) the closing sales price per Share as reported by the Applicable Exchange for such stock exchange for such date or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares, as reported on the Applicable Exchange (as determined by the Committee in its discretion); provided, however, that, in the case of Options and SARs, to the extent necessary to avoid the imposition of any taxes or penalties pursuant to Section 409A of the Code, such determination shall be in accordance with Section 1.409A-1(b)(5)(iv) of the Treasury Regulations, or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.
“Good Reason” shall have the meaning ascribed to such term (or term of like import) in the Participant’s Individual Agreement or, if the Participant is not a party to an Individual Agreement or if such term (or term of like import) is not included in the Participant’s Individual Agreement, means termination by the Participant of the Participant’s employment due to the occurrence, without the Participant’s express written consent (other than in connection with the termination or suspension of employment or duties for Cause or in connection with death or Disability), of any of the events or circumstances set forth in the following clauses: (i) the assignment to the Participant of duties inconsistent in any material respect with the Participant’s position, authority or responsibilities, or any other action or omission by the Company which results in a material diminution in such position, authority, duties or responsibilities; (ii) a reduction in the Participant’s annual base salary; (iii) a material reduction in the Participant’s target incentive opportunities; (iv) the Company’s failure to obtain an agreement from any successor to the Company to assume and agree to perform the Participant’s Individual Agreement (if any) in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of Applicable Law; (v) any material breach by the Company of any Individual Agreement (if any) with the Participant; or (vi) a relocation of the Participant’s principal work location by more than fifty (50) miles; provided, however, that the Participant’s employment shall not terminate due to Good Reason until (i) the Participant has given the Company written notice of the applicable condition(s) constituting Good Reason within thirty (30) days of the date the Participant has actual knowledge of such condition(s), (ii) the condition(s) remain uncured by the Company for a period of thirty (30) days following such written notice and (iii) the Participant terminates the Participant’s employment, if at all, not later than thirty (30) days after the expiration of such cure period.
“Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) and (b) is intended to qualify for special U.S. federal income tax treatment pursuant to Sections 421 and 422 of the Code and which is so designated in the applicable Award Agreement.
“Individual Agreement” means any employment, retention, consulting, change-in-control, severance, award, restrictive covenant or other similar agreement between a Participant, on the one hand, and the Company or any of its Subsidiaries or Affiliates, on the other hand, as in effect at the relevant time.
“Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) and (b) is not an Incentive Stock Option.
“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.
“Participant” means any Eligible Person and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(e).
“Performance Criteria” means the criterion or criteria that the Committee may select in its discretion for purposes of any Award that relates to the performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units or any combination the foregoing.
“Person” means a “person” or “group” within the meaning of Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act.
“Plan” shall have the meaning specified in Section 1.
“Plan ISO Limit” shall have the meaning specified in Section 4(a)(ii).

“Plan Share Limit” shall have the meaning specified in Section 4(a)(i).
“Prior Plan” means the Burford Capital 2016 Long Term Incentive Plan, as amended and renewed on May 13, 2020, as in effect from time to time.
“Restricted Share” means a Share that is granted under Section 6(d) and that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified in the Plan and the applicable Award Agreement.
“Retirement” shall mean the Participant’s termination of employment in satisfaction of, and subject to the compliance with, the terms of the Company’s retirement policy, as in effect from time to time.
“RSU” means a restricted share unit that is granted under Section 6(d) and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property, subject to the satisfaction of the applicable vesting conditions in accordance with the terms of the applicable Award Agreement.
“Rule 16b-3” means Rule 16b-3 under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
“SAR” means a stock appreciation right that is granted under Section 6(c) and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.
“SEC” means the U.S. Securities and Exchange Commission or any successor thereto and shall include the staff thereof.
“Shares” means the Company’s ordinary shares, no par value, or such other securities of the Company (a) into which such ordinary shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(e).
“Subsidiary” means, with respect to any Person and as of any determination date, any other Person as to which such first Person (a) owns, directly or indirectly, or otherwise controls, fifty percent (50%) or more of the total combined voting power of all classes of its shares or other similar interests of such other Person, or (b) is the sole general partner interest, or managing member or similar interest, of such other Person.
“Substitute Awards” shall have the meaning specified in Section 4(e).
“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
SECTION 3. Administration. (a) Composition of the Committee. Subject to Applicable Law and requirements of an Applicable Exchange, the Plan shall be administered by the Committee, which shall be composed of one or more Directors, as determined by the Board.
(b) Authority of the Committee. Subject to the terms of the Plan and Applicable Law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant and all the terms and conditions of such Awards, (iii) interpret, administer, reconcile any inconsistency in, correct any fault in or supply any omission in, the Plan, any Award Agreement or any other instrument or agreement relating to, or Award made under, the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (v) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards due to the death or Disability of a Participant, and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan or any Award.
(c) Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate of the Company, any Participant, any holder or beneficiary of any Award and any shareholder.
(d) Indemnification. No member of the Board, the Committee or any employee of the Company or any of its Affiliates (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall, to the fullest extent permitted under Applicable Law, be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided, however, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by Applicable Law or by the Company’s memorandum and articles of incorporation or other governing documents, in each case, as may be amended from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s or any Affiliate’s memorandum and articles of incorporation or other governing documents, as a matter of Applicable Law or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
(e) Delegation of Authority. Subject to the terms of Applicable Law, the Committee may delegate to one or more officers of the Company or any Affiliate the authority to make grants of Awards to current and prospective Eligible Persons and all necessary and appropriate decisions and determinations with respect thereto, subject to any conditions or requirements imposed by the Committee on the exercise of such delegated authority.
SECTION 4. Share Limits and Share Usage. (a) Share Limits. (i) Subject to adjustment as provided in Section 4(d), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be equal to (A) 16,500,000 plus (B) the number of Shares subject to outstanding awards under the Prior Plan that expire or become unexercisable, or are forfeited, canceled or otherwise terminated, in each case, without delivery of Shares or cash therefor, and would have become available again for grant under the Prior Plan in accordance with its terms (the number of Shares under clauses (A) and (B), collectively, the “Plan Share Limit”).
(ii) Subject to adjustment as provided in Section 4(d), the maximum number of Shares that may be delivered upon the exercise of Incentive Stock Options shall be equal to 16,500,000 (the “Plan ISO Limit”).

(iii) Each Share with respect to which an Award is granted under the Plan shall reduce the Plan Share Limit (and, if applicable, the Plan ISO Limit) by one (1) Share. Awards that are required to be settled in cash will not reduce the Plan Share Limit.
(b) Share Usage. If, after the Effective Date, any Award (or portion thereof) is forfeited, or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto, then the number of Shares subject to such Award that were not issued with respect to such Award shall not be treated as delivered for purposes of reducing the Plan Share Limit; provided, however, that Shares (w) surrendered or tendered to the Company in payment of the Exercise Price of an Option, (x) surrendered or tendered to the Company in payment of any taxes withheld in respect of Awards, (y) subject to a SAR that are not issued in connection with its stock settlement on exercise thereof or (z) reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall, in the case of clauses (w), (x), (y) and (z), be deemed issued for purposes of, and shall not be added to, the Plan Share Limit.
(c) Director Limit. No Director may be paid cash compensation or be granted Awards in any fiscal year with an aggregate value greater than (i) $1,500,000, in the case of any Director who also serves as the chair of the Board, and (ii) $750,000, in the case of any other Director (in the case of each of clauses (i) and (ii), with the value of each Award (or any other equity-based award) based on its grant date fair value (determined in accordance with generally accepted accounting principles in the United States)) (such limits, together, the “Director Pay Limit”). Any cash compensation paid or Awards (or other equity awards) granted to an individual for his or her services as an employee, or for his or her services as an independent contractor (other than as a Director), will not be subject to the Director Pay Limit. Any such compensation that is deferred will be counted toward the Director Pay Limit for the year in which it was first earned, and not when paid or settled (if later).
(d) Adjustments for Changes in Capitalization and Similar Events. (i) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, share division or combination, stock split, reverse stock split, split-up or spin-off, the Committee shall equitably adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the Plan Share Limit and the Plan ISO Limit, and (B) the terms of any outstanding Award so as to prevent the enlargement or diminishment of the benefits provided thereunder, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to such Award or to which such Award relates, (2) the Exercise Price, if applicable, with respect to such Award and (3) the vesting terms (including any Performance Criteria) applicable to such Award; provided, however, that the Committee shall determine the method and manner in which to effect such equitable adjustment.
(ii) Subject to Section 4(d)(i), in the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or other unusual or non-recurring event affects the Shares (including any Change of Control) such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem appropriate or desirable, equitably adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the Plan Share Limit and the Plan ISO Limit, and (2) the terms of any outstanding Award, including (x) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to such Award or to which such Award relates, (y) the Exercise Price, if applicable, with respect to any Award and (z) the vesting terms (including any Performance Criteria) applicable to such Award and (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such

Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR, (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having an Exercise Price per Share equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor or (D) in the case of an outstanding Option or SAR, establishing a date upon which such Award will expire unless exercised.
(e) Substitute Awards. Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs set forth in Section 7(c). The number of Shares underlying any Substitute Awards shall not be counted against the Plan Share Limit; provided, however, that Substitute Awards issued or intended as Incentive Stock Options shall be counted against the Plan ISO Limit.
(f) Source of Shares. Any Shares delivered pursuant to an Award under the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares reacquired by, or on behalf of, the Company in any manner.
SECTION 5. Eligibility. Any Eligible Person shall be eligible to be designated a Participant.
SECTION 6. Awards. (a) Types of Awards. Awards may be made under the Plan in the form of (i) Options (including Incentive Stock Options), (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) DSUs or (vi) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. The Committee shall determine all terms and conditions of each Award (including any Performance Criteria applicable thereto), which shall be set forth in the applicable Award Agreement.
(b) Options.
(i) General. Each Option shall be a Nonqualified Stock Option unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. In the case of Incentive Stock Options, the terms and conditions of such Awards shall be subject to and comply with such rules as may be prescribed by Sections 421 and 422 of the Code. If, for any reason, an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(ii) Exercise Price. The Exercise Price of each Share covered by each Option shall be not less than one hundred percent (100%) of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that, in the case of each Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any of its Affiliates, the Exercise Price per Share shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of the grant.
(iii) Vesting and Exercise. Except as otherwise specified in the applicable Award Agreement, each Option may only be exercised to the extent that it has vested at the time of exercise. Each Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company.

(iv) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with Section 9(d)) an amount equal to any U.S. federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee’s discretion, through any other method (or combination of methods) approved by the Committee.
(v) Expiration. Except as otherwise set forth in the applicable Award Agreement or as required by Applicable Law, each Option shall expire immediately, without any payment, upon the earliest of the (A) tenth (10th) anniversary of the date the Option is granted, (B) first (1st) anniversary of the date on which the Participant’s employment or service with the Company and its Affiliates terminates due to death or Disability, and (C) three (3)-month anniversary of the date on which the Participant’s employment or service with the Company and its Affiliates ceases for any reason (other than due to death or Disability). In no event may an Option be exercisable after the tenth (10th) anniversary of the date the Option is granted.
(c) SARs.
(i) Exercise Price. The Exercise Price of each Share covered by a SAR shall be not less than one hundred percent (100%) of the Fair Market Value of such Share (determined as of the date the SAR is granted).
(ii) Rights on Exercise. Except as otherwise specified in the applicable Award Agreement, each SAR may only be exercised to the extent that it has vested at the time of exercise. Each SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof.
(iii) Expiration. Except as otherwise set forth in the applicable Award Agreement or required by Applicable Law, each SAR shall expire immediately, without any payment, upon the earliest of the (A) tenth (10th) anniversary of the date the SAR is granted, (B) first (1st) anniversary of the date on which the Participant’s employment or service with the Company and its Affiliates terminates due to death or Disability, and (C) three (3)-month anniversary of the date on which the Participant’s employment or service with the Company and its Affiliates ceases for any reason (other than due to death or Disability). In no event may any SAR be exercisable after the tenth (10th) anniversary of the date the SAR is granted.
(d) Restricted Shares, RSUs and DSUs.
(i) Restricted Shares. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement. Each Restricted Share may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.
(ii) RSUs and DSUs. Each RSU and DSU shall be granted with respect to a specified number of Shares (or a number of Shares determined pursuant to a specified formula). RSUs and DSUs shall be paid in cash, Shares, other securities, other Awards or other property upon the vesting thereof or such other date (or upon such other event) specified in the applicable Award Agreement.
(e) Other Share-Based Awards. Subject to the provisions of the Plan, the Committee shall have the authority to grant to Participants other equity-based or equity-related Awards (whether payable in cash, equity or otherwise, including fully vested Shares) in such amounts and subject to such terms and conditions as the Committee shall determine.
SECTION 7. General Award Terms. (a) Minimum Vesting. Awards granted under the Plan (other than cash-based Awards) shall vest no earlier than the first (1st) anniversary of the date on which the Award is granted; provided, however, that the Committee may grant Awards in respect of up to a maximum of five percent (5%) of the Plan Share Limit (subject to adjustment under Section 4(d)) that shall not be subject to the foregoing minimum vesting requirement. The foregoing minimum vesting requirement shall not apply to (i) Awards that vest or become exercisable due to death, Disability or in connection with a Change of Control, (ii) Substitute Awards, or (iii) Awards settled in Shares in lieu of fully vested cash-based Awards that were subject to the foregoing minimum vesting requirement.
(b) Dividends and Dividend Equivalents. Any Award (other than an Option or SAR) may provide the Participant with dividends or dividend equivalents with respect to the Shares underlying such Award, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred or vested or unvested basis, including (i) payment directly to the Participant, (ii) withholding of such amounts by the Company subject to vesting of the Award or (iii) reinvestment in additional Shares, Restricted Shares or other Awards; provided, however, that any dividends and dividend equivalents with respect to Awards subject to vesting requirements shall be accumulated in a manner determined by the Committee until such Award is earned and such dividends or dividend equivalents shall be forfeited in the event such portion of such Award is forfeited.
(c) Repricing. Notwithstanding anything herein to the contrary, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be canceled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancelation or action is approved by the Company’s shareholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(d) or Section 8 shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.
SECTION 8. Change of Control. (a) Unless otherwise provided in the Award Agreement evidencing the applicable Award, in the event of a Change of Control, if the successor company assumes or substitutes an outstanding Award (or in which the Company is the ultimate parent corporation and continues the Award), then such Award shall be continued in accordance with its applicable terms and vesting shall not be accelerated as described in Section 8(b); provided, however, if the Participant’s employment or service is terminated by the Company without Cause, due to the Participant’s resignation for Good Reason or due to the Participant’s death or Disability, in each case, concurrent with or within two (2) years following the date of such Change of Control, then the unvested portion of such Award (or substitute therefor) shall immediately vest in full upon such termination date. For the purposes of this Section 8(a), an Award shall be considered assumed or substituted for if, following the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that, if such consideration received in the transaction constituting a Change of Control is not solely shares of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, shall be solely shares of the successor company or cash, in each case, substantially equal in value (determined as of the date of the Change of Control) to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, no Award shall be assumed or substituted pursuant to this Section 8(a) to the extent such action would cause an Award not otherwise “deferred compensation” within the meaning of Section 409A of the Code to become “deferred compensation” within the meaning of Section 409A of the Code.

(b) Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control after the date of the adoption of the Plan, unless provision is made in connection with the Change of Control for assumption, substitution or continuation of an outstanding Award in accordance with Section 8(a), then the vesting of such Award shall accelerate and all restrictions lapse as of immediately prior to the Change of Control, and (i) with respect to any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control, (ii) all Awards subject to unsatisfied Performance Criteria shall automatically vest in full as of immediately prior to such Change of Control (with applicable Performance Criteria deemed achieved at target level of achievement), and (iii) all other outstanding Awards (i.e., other than Options, SARs and Awards subject to unsatisfied Performance Criteria) then held by Participants that are unvested or subject to restrictions or forfeiture, shall automatically vest in full, all restrictions and forfeiture provisions related thereto shall lapse, in the case of each of clauses (i), (ii) and (iii), as of immediately prior to such Change of Control and such Award shall be paid or settled as soon as practicable following such Change of Control (but in no event later than sixty (60) days following such vesting). Notwithstanding any provision of this Section 8, unless otherwise provided in the applicable Award Agreement, if any amount payable pursuant to an Award constitutes “deferred compensation” within the meaning of Section 409A of the Code, then to the extent required to avoid accelerated taxation or tax penalties under Section 409A of the Code, such Award (and any other Awards that constitute deferred compensation that vested prior to the date of such Change of Control but are outstanding as of such date) shall vest and cease to be forfeitable but shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change of Control.
SECTION 9. General Provisions. (a) Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime, each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant or, if permissible under Applicable Law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates; provided, however, that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations and in no event may any Award (or any rights and obligations thereunder) be transferred in any way in exchange for value. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.
(b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
(c) Share Certificates. All certificates for Shares or other securities of the Company or any of its Affiliates delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the Applicable Exchange and any Applicable Law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any Applicable Law, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or share plan administrator).
(d) Withholding. (i) Authority to Withhold. A Participant may be required to pay to the Company or any of its Affiliates, and the Company or any of its Affiliates shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes, except to the extent such withholding would result in penalties under Section 409A of the Code.
(ii) Alternative Ways to Satisfy Withholding Liability. Without limiting the generality of Section 9(d)(i), subject to the Committee’s discretion, a Participant may satisfy, in whole or in part, the applicable tax withholding liability by (A) delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) having a Fair Market Value equal to such withholding liability, (B) having the Company withhold from the number of Shares otherwise issuable pursuant to the Award a number of Shares with a Fair Market Value equal to such withholding liability, (C) the Participant tendering to the Company an amount in cash (by check or wire transfer) equal to such withholding liability or (D) any other method determined by the Committee that is permissible under Applicable Law.
(e) Section 409A. (i) The terms of this Section 9(e) shall apply solely to the extent that any compensation or benefits payable to a Participant is subject to U.S. federal income taxes. It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.
(ii) No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.
(iii) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code), the payment of which is required to be delayed pursuant to the six (6)-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six (6)-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable Individual Agreement. For purposes of Section 409A of the Code, any right to a series of installment payments under any Award shall be treated as a right to a series of separate payments.
(iv) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

(f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.
(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any of its Affiliates from adopting or continuing in effect any other compensation arrangements (including other equity-based awards and cash incentive awards), and such arrangements may be either generally applicable or applicable only in specific cases.
(h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or independent contractor of or to the Company or any of its Affiliates, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or its Affiliates may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
(i) No Rights as Shareholder. No Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a shareholder (including the right to vote) in respect of such Restricted Shares. Except as otherwise provided in Section 4(d), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.
(j) Governing Law. Except as otherwise required by Applicable Law, the validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be governed, interpreted and enforced in accordance with its express terms, and otherwise in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.
(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under Applicable Law (as determined by the Committee), such provision shall be construed or deemed amended to conform to such Applicable Law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(l) Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to procure the issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any Applicable Law or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of Applicable Law.

(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Affiliates, on the one hand, and a Participant or any other Person, on the other hand. To the extent that any Person acquires a right to receive payments from the Company or any of its Affiliates pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.
(n) Recoupment of Awards. Any Award Agreement may provide for recoupment by the Company of all or any portion of an Award if the Company’s consolidated financial statements are required to be restated due to noncompliance with any financial reporting requirement under Applicable Law. This Section 9(n) shall not be the Company’s exclusive remedy with respect to such matters. Notwithstanding anything to the contrary in the Plan or any Award Agreement, Awards, regardless of when granted, shall be subject to the Company’s Incentive Compensation Recovery Policy, effective as of October 2, 2023 (as may be amended from time to time, the “Clawback Policy”). The Company may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Law.
(o) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(p) Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of Applicable Law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If a recipient of an Award, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such action of the Committee to make such an election and the Participant makes the election, the Participant shall notify the Committee in writing of such election within ten (10) days of filing notice of the election with the U.S. Internal Revenue Service (or any successor thereto) or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.
(q) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company in writing of such disposition within ten (10) days of such disposition.
(r) Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of this Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.
(s) Data Protection. Subject to Applicable Law and in accordance with Company policy (and notices thereunder) in effect from time to time with respect to personal data (as applicable to the Participant), by participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan. The Company may share such information with any of its Subsidiaries or Affiliates, any trustee, its registrars, brokers, other third-party administrator or any Person who obtains control of the Company or any of its Subsidiaries or Affiliates.

(t) Right of Offset. Subject to Section 9(e) and except as otherwise required by Applicable Law or as set forth in any applicable Award Agreement or Individual Agreement, the Company or its Subsidiaries and Affiliates shall have the right to offset, against the obligation to pay amounts or issue Shares to any Participant under the Plan, any outstanding amounts (including travel and entertainment expense, advance account balances, loans, tax withholding amounts paid by the employer or amounts repayable to the Company or its Subsidiaries and Affiliates pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Company or its Subsidiaries and Affiliates and any amounts the Committee otherwise deems appropriate.
(u) Non-U.S. Participants. In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with Applicable Law or to recognize differences in such Applicable Law. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such Applicable Law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed or providing services outside their home country, and may prescribe, amend and rescind rules and regulations (and may delegate its authority hereunder) relating to country-specific sub-plans established for the purpose of satisfying Applicable Law or qualifying for favorable tax treatment under Applicable Law.
(v) Headings and Construction. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “but not limited to”, and the word “or” shall not be deemed to be exclusive.
SECTION 10. Amendment and Termination. (a) Amendments to the Plan. Subject to Applicable Law, the Plan may be amended, modified or terminated by the Committee without the approval of the shareholders of the Company, except that shareholder approval shall be required for any amendment that would (i) increase any of the Plan Share Limit, the Plan ISO Limit or the Director Pay Limit (except for any increase pursuant to Section 4(d)), (ii) materially expand the class of employees or other individuals eligible to participate in the Plan, (iii) extend the Expiration Date or (iv) result in repricing of an Option. No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, without such Participant’s written consent, except that, unless otherwise provided in any applicable Award Agreement or Individual Agreement, such an amendment may be made in order to comply with Applicable Law. Subject to the terms of Applicable Law and the Company’s compensation committee charter, the Committee may delegate to one or more officers of the Company or any Affiliate the authority to approve amendments to the Plan to (A) conform the Plan to Applicable Law, (B) facilitate the administration of the Plan on a ministerial basis and (C) clarify provisions based on the Committee’s interpretation of the Plan.
(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofore granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the written consent of the applicable Participant, holder or beneficiary, except that, unless otherwise provided in any applicable Award Agreement or Individual Agreement, such an amendment may be made in order to cause the Plan or Award to comply with Applicable Law.
SECTION 11. Term of the Plan. The Plan shall be effective as of the date of its approval by the Company’s shareholders (the “Effective Date”). No Award shall be granted under the Plan after the tenth (10th)

anniversary of the Effective Date (the “Expiration Date”). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.